Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Autozi Internet Technology (Global) Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Class A Ordinary Shares, US$0.000001 par value per share (3)	Rule 457(c)	33,208,797	(1)	$0.98	(2)	$32544621.06	0.00015310	$4982.58

		Total Offering Amounts						$32544621.06		$4982.58
		Total Fees Previously Paid								$—
		Total Fee Offsets								$—
		Net Fee Due								$4982.58

(1)	Being 33,208,797 of our Class A ordinary shares that may be sold by the Selling Securityholders. In the event of a stock split, stock dividend or other similar transaction involving the registrant’s ordinary shares, in order to prevent dilution, the number of ordinary shares registered hereby shall be automatically increased to cover the additional ordinary shares in accordance with Rule 416(a) under the Securities Act.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s Ordinary Shares as reported on the Nasdaq Global Market on April 25, 2025, such date being within five business days of the date that this Registration Statement was filed with the SEC.

(3)	This Registration Statement covers shares of common stock, $0.000001 par value per share (“Common Stock”), of Autozi Internet Technology (global) Ltd., consisting of (i) 29,307,986 Class A ordinary shares issuable upon the conversion of the Initial Note (as defined in the Registration Statement) and up to 3,900,811 Class A ordinary shares issuable in connection with the payment of interest pursuant to the Initial Note, which Initial Note was issued in a private placement completed on February 19, 2025